Driven Brands Holdings Inc. Recast of 2024 Segment System-wide Sales, Revenue, Adjusted EBITDA, Same-Store Sales, and Store Count (Unaudited , in millions of USD) Fiscal year ended December 28, 2024 In the First Quarter of Fiscal Year 2025, Driven Brands Holdings Inc. (the “Company”) changed the structure of its internal corresponding changes to the Company’s Prior to this change, the Company had four segments: Maintenance; Paint, Collision & Glass; Car Wash; and . O the Company is managing Oil Change . the Company’s four segments are: (1) Take 5 - ng through . (2) Franchise Brands - ng - franchised. (3) Car Wash - ng model. (4) Corporate and Other - (i) ; (ii) the , and (iii) shared corporate expenses. he certain expenses Car Wash and that previously reported in the Corporate and Other segment. previously announced sale of Car Wash statements that these expenses result in a slight increase in the Corporate and Other segment may also c d Exhibit 99.2

Recast 2024 Financial Information
Segment System-wide Sales, Net Revenue, Adjusted EBITDA, Same-Store Sales Growth, and Store Count
(Unaudited, in millions of USD)

Selected financial data by segment (unaudited)
Fiscal year ended December 28, 2024

System-wide Sales	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024
Take 5					
Take 5 Oil Change – Franchised stores	$105.6	$116.0	$118.8	$124.6	$465.0
Take 5 Oil Change – Company-operated stores	220.9	230.8	231.0	237.8	920.5
Total Take 5	**$326.5**	**$346.8**	**$349.8**	**$362.4**	**$1,385.5**
Franchise Brands					
Franchise Brands – Franchised stores	$1,070.0	$1,097.8	$1,084.9	$1,034.2	$4,287.0
Franchise Brands – Company-operated stores	4.5	5.1	4.7	4.4	18.7
Total Franchise Brands	**$1,074.5**	**$1,102.9**	**$1,089.6**	**$1,038.6**	**$4,305.7**
Car Wash	**$53.0**	**$60.3**	**$50.0**	**$49.1**	**$212.4**
Corporate and Other	**$58.9**	**$63.5**	**$62.0**	**$53.1**	**$237.5**
Driven Brands					
Franchised stores	$1,175.6	$1,213.8	$1,203.7	$1,158.8	$4,752.0
Company-operated stores	284.2	299.5	297.7	295.4	1,176.8
Independently-operated stores	53.0	60.3	50.0	49.1	212.4
Total System-wide Sales	**$1,512.9**	**$1,573.5**	**$1,551.3**	**$1,503.3**	**$6,141.2**

Net Revenue	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024
Franchise royalties and fees	$45.2	$50.3	$49.0	$44.1	$188.6
Company-operated store sales	284.2	299.5	297.7	295.4	1,176.8
Independently-operated store sales	53.0	60.3	50.0	49.1	212.4
Advertising contributions	23.9	24.7	27.2	25.5	101.3
Supply and other revenue	75.3	81.8	77.4	57.6	292.1
Total Net Revenue	**$481.7**	**$516.6**	**$501.3**	**$471.7**	**$1,971.2**
Franchise royalties and fees	$5.7	$6.3	$6.4	$8.0	$26.4
Company-operated store sales	220.9	230.8	231.0	237.8	920.5
Supply and other revenue	27.6	30.2	30.7	33.5	122.0
Take 5	**$254.2**	**$267.4**	**$268.1**	**$279.3**	**$1,068.9**
Franchise royalties and fees	$39.5	$44.0	$42.7	$36.1	$162.2
Company-operated store sales	4.5	5.1	4.7	4.4	18.7
Supply and other revenue	32.5	31.7	29.8	27.6	121.6
Franchise Brands	**$76.5**	**$80.8**	**$77.1**	**$68.1**	**$302.6**
Independently-operated store sales	$53.0	$60.3	$50.0	$49.1	$212.4
Supply and other revenue	1.4	1.4	1.8	1.9	6.5
Car Wash	**$54.5**	**$61.7**	**$51.7**	**$51.0**	**$218.9**
Company-operated store sales	$58.9	$63.5	$62.0	$53.1	$237.5
Advertising contributions	23.9	24.7	27.2	25.5	101.3
Supply and other revenue	13.8	18.4	15.2	(5.4)	42.0
Corporate and Other	**$96.5**	**$106.6**	**$104.4**	**$73.3**	**$380.9**

Adjusted EBITDA	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024
Take 5	$88.9	$98.4	$93.3	$99.6	$380.2
Franchise Brands	47.6	54.3	50.1	43.1	195.1
Car Wash	18.0	22.0	16.2	14.0	70.2
Corporate and Other	(35.0)	(33.6)	(30.4)	(40.7)	(139.7)
Total Adjusted EBITDA	**$119.5**	**$141.1**	**$129.2**	**$116.0**	**$505.8**
Adjusted EBITDA Reconciliation					
Income before taxes	30.0	62.7	37.3	0.3	130.5
Depreciation and amortization	31.1	32.7	33.4	34.9	132.1
Interest expense, net	43.3	32.2	43.7	37.7	157.0
Acquisition related costs[(a)]	1.7	0.3	(0.4)	1.0	2.4
Non-core items and project costs, net[(b)]	1.6	1.9	3.4	(1.0)	5.9
Cloud computing amortization[(c)]	1.3	1.1	1.0	4.8	8.3
Share-based compensation expense[(d)]	11.9	11.0	12.8	12.5	48.1
Foreign currency transaction loss (gain), net[(e)]	4.3	0.7	0.8	14.5	20.2
Asset sale leaseback (gain) loss, net, impairment, and closed store expenses[(f)]	(5.7)	(1.5)	(3.0)	11.3	1.1
Loss on debt extinguishment[(g)]	-	-	0.2	-	0.2
Adjusted EBITDA	**$119.5**	**$141.1**	**$129.2**	**$116.0**	**$505.8**

Recast 2024 Financial Information
Segment System-wide Sales, Net Revenue, Adjusted EBITDA, Same-Store Sales Growth, and Store Count
(Unaudited, in millions of USD)

Selected financial data by segment (unaudited)
Fiscal year ended December 28, 2024

Same-Store Sales Growth	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024
Take 5	6.7%	5.7%	5.4%	9.2%	6.8%
Franchise Brands	1.5%	0.8%	0.7%	0.7%	0.9%
Car Wash	0.4%	(1.8%)	14.4%	25.8%	7.8%
Driven Brands	**1.6%**	**0.9%**	**1.4%**	**3.1%**	**1.7%**

Store Count	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024
Take 5					
Take 5 Oil Change – Franchised stores	374	399	425	463	463
Take 5 Oil Change – Company-operated stores	661	676	695	718	718
Total Take 5	**1,035**	**1,075**	**1,120**	**1,181**	**1,181**
Franchise Brands					
Franchise Brands – Franchised stores	2,633	2,636	2,653	2,666	2,666
Franchise Brands – Company-operated stores	14	14	13	13	13
Total Franchise Brands	**2,647**	**2,650**	**2,666**	**2,679**	**2,679**
Car Wash	**718**	**720**	**719**	**720**	**720**
Corporate and Other	**220**	**220**	**216**	**217**	**217**
Driven Brands					
Franchised stores	3,007	3,035	3,078	3,129	3,129
Company-operated stores	895	910	924	948	948
Independently-operated stores	718	720	719	720	720
Total Store Count	**4,620**	**4,665**	**4,721**	**4,797**	**4,797**

(a) Consists of acquisition costs as reflected within the unaudited consolidated statements of operations, including legal, consulting and other fees, and expenses incurred in connection with acquisitions completed during the applicable period, as well as inventory rationalization expenses incurred in connection with acquisitions. We expect to incur similar costs in connection with other acquisitions in the future and, under U.S. GAAP, such costs relating to acquisitions are expensed as incurred and not capitalized.
(b) Consists of discrete items and project costs, including third party consulting and professional fees associated with strategic transformation initiatives as well as non-recurring payroll-related costs.
(c) Includes non-cash amortization expenses relating to cloud computing arrangements.
(d) Represents non-cash share-based compensation expense.
(e) Represents foreign currency transaction (gains) losses, net that primarily related to the remeasurement of our intercompany loans as well as gains and losses on cross currency swaps and forward contracts.
(f) Relates to (gains) losses, net on sale leasebacks, impairment of certain fixed assets and operating lease right-of-use assets related to closed and underperforming locations, assets held for sale, lease exit costs and other costs associated with stores that were closed prior to the respective lease termination dates, as well as goodwill impairment within the Car Wash segment.
(g) Represents charges incurred related to the Company's partial repayment of Senior Secured Notes in conjunction with the sale of its Canadian distribution business.